Exhibit 10(z)

                                 GROUND LEASE


     This Lease is entered into as of the 25th day of March, 1994, between PHCG INVESTMENTS ("Landlord"), a Texas general partnership, whose address is c/o Pappas Restaurant Group, 642 Yale, Houston, Texas 77007, and LUBY'S CAFETERIAS, INC. ("Tenant"), a Delaware corporation, whose address is 2211 Northeast Loop 410, P. O. Box 33069, San Antonio, Texas 78265-3069.

 1. Landlord's Tract. Landlord represents that it owns, free and clear of mortgage liens, a parcel of land (the "Landlord's Tract") located in the City of Dallas, Dallas County, Texas, containing 1.5717 acres, described as Tract A in the property description attached hereto as Exhibit "A," which is made a part hereof.

 2. City Tract. Landlord represents that it owns, free and clear of mortgage liens, a valid and subsisting leasehold estate in a parcel of land (the "City Tract") owned by the City of Dallas and located adjacent to Landlord's Tract, containing 0.6106 acre, described as Tract B in the property description attached hereto as Exhibit "A."

 3. City Lease. Landlord's leasehold estate in the City Tract exists under and by virtue of Lease Agreement dated November 10, 1982, between the City of Dallas, as Lessor, and Oaklawn Place, Ltd., as Lessee, recorded in Volume 82225, page 1953, Deed Records of Dallas County, Texas, as amended by (i) First Amendment dated April 23, 1984, recorded in Volume 84088, page 4336, Deed Records of Dallas County, Texas, (ii) Second Amendment dated January 10, 1985, recorded in Volume 85039, page 1688, Deed Records of Dallas County, Texas, (iii) Third Amendment dated July 30, 1985, recorded in Volume 88181, page 1583, Deed Records of Dallas County, Texas, and (iv) Fourth Amendment dated June 1, 1988, recorded in Volume 88181, page 1575, Deed Records of Dallas County, Texas. Said Lease Agreement, as so amended, is referred to hereinafter as the "City Lease." Landlord represents that the City Lease is in full force and effect and that Landlord owns all rights of the Lessee under the City Lease.

 4. Leased Premises and Reserved Parking Area. Landlord hereby leases and lets exclusively to Tenant, and Tenant hereby leases from Landlord, upon and subject to the provisions hereof, the following lands (the "Leased Premises"):

        (a)  all of Landlord's Tract; and

        (b) all of the City Tract save and except an area reserved for exclusive use by the City of Dallas for parking 14 automobiles (the "Reserved Parking Area").

The Leased Premises and the Reserved Parking Area are shown on the drawing attached hereto as Exhibit "B," which is made a part hereof.

 5. Sublease. Notwithstanding anything to the contrary contained herein, it is understood and agreed that, with respect to that portion of the City Tract included within the Leased Premises, this Lease is a sublease and is subject to all the terms and provisions of the City Lease. During the term of this Lease, the City Lease shall not be amended or terminated without the prior written consent of Tenant, except as hereinafter expressly provided. During the term of this Lease, Tenant at its own expense shall comply with the provisions of the City Lease and shall perform and fulfill the duties and obligations of the Lessee thereunder.

 6. Amendment of the City Lease. Landlord at its expense shall use reasonable efforts to cause the City Lease to be amended as set forth in Exhibit "C" attached hereto, which is made a part hereof. If, within 90 days after the date of this Lease, the City Lease has not been amended as set forth in Exhibit "C" by a recordable instrument duly authorized by the City Council of the City of Dallas, Tenant may, as its sole and exclusive remedy, terminate this Lease by written notice to Landlord given within 100 days after the date of this Lease. If such termination notice is timely given, this Lease shall then terminate and neither party shall have any further obligations hereunder.

 7. Feasibility Study. Tenant shall have a period of 60 days from the date of this Lease to conduct a feasibility study and to determine, at Tenant's expense, that the following conditions (the "Conditions") are satisfied:

        (a) that the Leased Premises are appropriately zoned and platted to permit the construction and operation thereon of a typical "Luby's" cafeteria (with signage and other customary facilities) in accordance with Tenant's standard criteria and that all building permits, curb cut permits, signage permits, and other licenses and approvals of governmental authorities necessary for such construction and operation are readily obtainable by Tenant without expense other than normal fees and charges which Tenant does not consider excessive;

        (b) that soil conditions and contour elevations of the Leased Premises are reasonably satisfactory for purposes of the contemplated construction and operation of a cafeteria on the premises without the expenditure of site development costs which Tenant considers excessive;

        (c) that there are no hazardous or toxic substances or pollutants in significant quantities present in the soil of the Leased Premises;

        (d) that no part of the surface of the Leased Premises lies within the 100-year flood plain;


        (e) that Reagan Street, Cedar Springs Road and Oak Lawn Avenue in the vicinity of the Leased Premises are dedicated public streets maintained by public authority;

        (f) that a water line for fire protection is located in the proximity of the Leased Premises, that public fire hydrants connected to such water line are installed at locations sufficiently near the Leased Premises to meet the requirements of municipal codes and ordinances, and that such water line is adequate to meet Tenant's fire sprinkler system requirements;

        (g) that there are available, at the perimeter of the Leased Premises, public mains or public conduits providing electricity, telephone, natural gas, water and sanitary sewer services adequate and suitable for Tenant's intended use of the Leased Premises to which Tenant may make connection within a reasonable time without charge other than normal connection fees; and

        (h) that governmental authorities will permit drainage of the Leased Premises without the construction of drainage facilities by Buyer at a cost which Buyer considers excessive.

 8. Unsatisfied Feasibility Conditions. If Tenant determines after conducting the feasibility study that the Conditions are not satisfied, Tenant shall by written notice, given within 60 days after the date of this Lease, inform Landlord of any Conditions, whether one or more, which are not satisfied. Unless Landlord and Tenant shall in writing agree otherwise, Landlord shall have 30 days from and after the date of Tenant's notice to Landlord within which to satisfy the unsatisfied Conditions described in Tenant's notice, but Landlord shall have no obligation to do so. If all of such Conditions are not satisfied by the end of such 30 day period, Tenant may, as its sole and exclusive remedy, terminate this Lease by written notice given to Landlord within 10 days after expiration of such 30-day period. If such termination is timely given, this Lease shall then terminate and neither party shall have any further obligations hereunder.

 9. Tenant's Plans. Within 60 days after the date of this Lease, Tenant shall submit to Landlord a set of plans (the "Plans") for the cafeteria building (the "Cafeteria") and other improvements to be constructed by Tenant on the Leased Premises, consisting of a site plan, exterior elevations of the Cafeteria, a description of exterior building materials and colors for the Cafeteria, and a description of exterior signs to be located on the Leased Premises. If within 30 days after Landlord's receipt of the Plans, Landlord does not deliver written approval of the Plans to Tenant, either party may terminate this Lease by written notice given to the other within 10 days after the expiration of said 30-day period, in which event this Lease shall terminate and neither party shall have any further obligations hereunder. Landlord and Tenant shall act in good faith in an effort to cause the Plans to be approved within the time above provided.

10. Survey. Within 30 days after the date of this Lease, Landlord at its expense shall provide to Tenant a current boundary and topographical survey of the Leased Premises describing the Leased Premises by metes and bounds and designating site contours at one-foot intervals. Such survey shall be prepared and certified by a licensed public surveyor and shall locate the Leased Premises by a correct metes and bounds description (with iron pins set to mark all corners) and shall show all easements affecting the Leased Premises and all utilities located on the Leased Premises and in the adjacent streets. Such survey shall contain a certification of the surveyor indicating whether any part of the Leased Premises lies within the 100-year flood plain. If such survey reveals any dimension of the Leased Premises to be materially different from the dimensions shown in Exhibit "A" hereto, or if such survey reveals the existence of any easement or other matter which may interfere with Tenant's use of the Leased Premises, Tenant may, as its sole and exclusive remedy, terminate this Lease by written notice to Landlord given within 30 days after receipt of such survey, in which event this Lease shall terminate and neither party shall have any further obligations hereunder.

11. Short-Form Lease. Promptly after the City Lease has been amended pursuant to Section 6 and the survey has been provided pursuant to Section 10, Landlord and Tenant shall execute and deliver to each other counterparts of a recordable Short-Form Lease containing a summary of the essential terms of this Lease and describing the Leased Premises by metes and bounds in accordance with said survey. The Short-Form Lease shall be recorded promptly at Tenant's expense.

12. Title. Within 30 days after the Short-Form Lease referred to in Section 11 is filed in the Office of the County Clerk of Dallas County, Texas, Tenant at its expense shall cause a national title insurance company to issue a leasehold title policy commitment covering the Leased Premises obligating the title company to issue a leasehold title insurance policy to Tenant at Tenant's expense insuring title to Tenant's leasehold estate in the Leased Premises. If such commitment reveals any title exception or title matter which is objectionable to Tenant, Tenant shall give Landlord prompt written notice of Tenant's objections. Landlord may, but shall not be obligated to, cure such objections. If the objections are not cured to Tenant's satisfaction or waived by Tenant in writing within 30 days after written notice thereof is given to Landlord, either party may terminate this Lease by written notice to the other given within 10 days after the expiration of said 30-day period, in which event this Lease shall terminate and neither party shall have any further obligations hereunder.

13. Date of Possession. Tenant shall take possession of the Leased Premises for purposes of this Lease when all of the following shall have occurred: (i) the City Lease has been amended as provided in Section 6, (ii) Tenant's Plans have been approved by Landlord as provided in Section 9, (iii) the survey has been furnished as provided in Section 10, and (iv) the leasehold title insurance policy referred to in Section 12 has been issued. The date on which the last of such matters occurs shall be the "Date of Possession." If, for any reason whatsoever, the Date of Possession has not occurred within 90 days after the date of this Lease, either party may terminate this Lease by written notice to the other, in which event this Lease shall terminate and neither party shall have any further obligations hereunder.

14. Tenant's Work and Opening. Tenant at its expense shall construct the Cafeteria and related improvements on the Leased Premises (referred to as "Tenant's Work") in accordance with the approved Plans, subject to such modifications as may be required by municipal authorities in connection with the issuance of the necessary building permits. Subject to force majeure, as hereinafter defined, Tenant shall cause Tenant's Work to be completed and the Cafeteria to be opened to the public for business within nine months after the Date of Possession. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises by or on behalf of Tenant.

15. Primary Term. The term of this Lease shall commence on a date, hereincalled the "Commencement Date", which is the earlier of (i) the expiration of six months after the Date of Possession or (ii) the date on which the Cafeteria is first opened to the public for business. The initial term of this Lease (the "Primary Term") shall be a period of 20 years (plus the partial month in which the Commencement Date occurs, if the Commencement Date is not on the first day of a month), beginning on the Commencement Date.

16. Renewal Terms. Tenant is hereby granted options to extend the term of this Lease beyond the expiration of the Primary Term for four additional periods of five years each (the "Renewal Terms"), the first of which is to commence upon the expiration of the Primary Term. Such options may be exercised only in sequence. Each such option may be exercised only by written notice given to Landlord at least six months prior to the beginning of the particular Renewal Term to which the notice relates, but no such notice may be given at any time when Tenant is in default under this Lease. All of the provisions of this Lease applicable during the Primary Term shall be applicable during the Renewal Terms, except that (i) rentals during the Renewal Terms shall be as hereinafter provided and (ii) the Renewal Terms in the aggregate shall not exceed 20 years. References herein to the "Lease Term" or the "term of this Lease" shall include the Primary Term and any applicable Renewal Terms.

17. Rentals. (a) During the Lease Term, Tenant shall pay to Landlord as rentals hereunder the following annual amounts, payable in monthly installments in advance, without notice or demand, on the first day of each calendar month:

        Lease Years            Annual Amount              Monthly Rental

         1 thru  5              $ 80,000.00                 $ 6,666.67
         6 thru 10                85,000.00                   7,083.33
        11 thru 15                90,000.00                   7,500.00
        16 thru 20                95,000.00                   7,916.67
        21 thru 25               109,250.00                   9,104.17
        26 thru 30               125,637.50                  10,469.79
        31 thru 35               144,483.13                  12,040.26
        36 thru 40               166,155.59                  13,846.30

        (b) All rentals and other amounts required to be paid to Landlord shall be paid at the notice address set forth in this Lease or at such other place as Landlord may from time to time designate in writing. Tenant shall pay all such amounts when due and payable without prior demand therefor and without any deduction or setoff.

        (c) If the Lease Term commences on a date other than the first day of a calendar month, Tenant shall pay on such date a rental for the partial month prorated for the number of days in such month included in the Lease Term.

18. Use of Leased Premises. Tenant shall have the right to use the Leased Premises solely for the operation of a cafeteria of the type operated by Tenant at other locations in Texas and for no other purpose whatsoever. Tenant's business operations on the Leased Premises shall be conducted only under the trade name "Luby's" or such other trade name as is being used at the time by a majority of Tenant's other cafeteria units in Texas. In using and occupying the Leased Premises, Tenant shall conform to good business practice and shall comply with all applicable laws, rules and regulations of governmental authorities.

19. Maintenance of the Leased Premises. During the Lease Term, Tenant shall maintain the Leased Premises, the improvements and landscaping thereon and the utility lines and other facilities located thereon in good condition and repair at Tenant's expense, subject to the provisions hereof relating to damage by fire or other casualty. If Tenant, after having been given 30 days' written notice, refuses or neglects to perform any such maintenance or repair, Landlord shall have the right to perform the maintenance or repair for the account of Tenant, and in such event Tenant shall reimburse Landlord for the reasonable costs so incurred, promptly upon receipt of a bill therefor.

20. Utilities. Tenant shall pay for all utility services furnished to the Leased Premises, including utility deposits, connection fees, meter fees and monthly charges.

21. Property Taxes. During the Lease Term, Tenant shall pay when due and before becoming delinquent all property (ad valorem) taxes levied upon or assessed against the Leased Premises and the improvements located thereon. Tenant may at its expense contest the validity of any such taxes but only after providing Landlord with an adequate bond or other assurances of payment acceptable to Landlord. If only a portion of a tax year is included within the Lease Term, Tenant shall pay taxes only for that portion of the tax year included within the Lease Term.

22. Tenant's Insurance. (a) During the Lease Term, Tenant at its expense shall maintain (i) fire and extended coverage insurance on the improvements located on the Leased Premises and on Tenant's trade fixtures, equipment and personal property located on the Leased Premises with limits of not less than 80% of their full replacement cost, less a deductible not to exceed $100,000, and (ii) comprehensive general public liability insurance with respect to the Leased Premises with limits for each occurrence of not less than $2,000,000 for personal injury or death and $500,000 for property damage. All such insurance shall name Landlord as an additional insured and shall require at least 10 days' notice to Landlord of any reduction, cancellation or termination of such insurance. Tenant shall furnish Landlord with certificates of such insurance upon request.

        (b) Tenant shall also comply during the term of this Lease with the provisions of Article VII of the City Lease relating to insurance and indemnity.

23. Waiver. Landlord and Tenant hereby waive and release any rights each may have against the other for any loss or damage to the Leased Premises or to any building located on the Leased Premises or to the contents of any such building caused by fire or any other hazard or peril covered by fire and extended coverage or all-risk insurance, to the extent such loss or damage is covered by insurance; and such waiver and release shall be effective even if the loss or damage is caused by the party released or by anyone for whom such party is responsible. Landlord and Tenant, on behalf of their respective insurers insuring the property of either against any such loss or damage, hereby waive any right of subrogation that any such insurer may have against Landlord or Tenant, as the case may be.

24. Tenant's Contractor's Insurance. Tenant shall require its General Contractor performing work on the Leased Premises to maintain (i) comprehensive general public liability insurance with respect to the Leased Premises with limits for each occurrence of not less than $2,000,000 for personal injury or death and $500,000 for property damage and (ii) workers' compensation insurance as provided by law.

25. Tenant's Contractor's Operations. Tenant shall require its General Contractor to keep the construction area and the Leased Premises in as clean and neat condition as possible during construction. Tenant shall require its General Contractor to furnish payment and performance bonds with respect to the work to be done on the Leased Premises on behalf of Tenant. Tenant shall require its General Contractor to locate its construction storage and staging area on the Leased Premises.

26. Tenant's Signs. Tenant shall be permitted to maintain exterior signs throughout the Lease Term in accordance with the following provisions:

        (a) Tenant shall be entitled to maintain building signs on the Cafeteria in accordance with Tenant's approved Plans, subject to applicable laws, codes and governmental regulations;

        (b) Tenant shall be entitled to maintain "food-to-go" signs on selected parking spaces located on the Leased Premises in accordance with Tenant's approved Plans, subject to applicable laws, codes and governmental regulations;

        (c) Tenant shall be entitled to maintain a free-standing sign on the Leased Premises in accordance with Tenant's approved Plans, subject to applicable laws, codes and governmental regulations;

        (d) Tenant at its expense shall obtain all necessary permits of governmental authorities for the erection and maintaining of Tenant's signs and shall comply with all applicable laws, codes and regulations of governmental authorities applicable to such signage;

        (e) Tenant at its expense shall provide and install all equipment required for the illumination of Tenant's signs and shall pay for all electricity used for sign illumination; and

        (f) Tenant at its expense shall maintain Tenant's signs in attractive condition and good repair throughout the Lease Term.

27. Casualty Damage. If the improvements constructed on the Leased Premises are damaged by fire or other casualty, Tenant shall proceed with reasonable diligence, and at its cost and expense, to rebuild and repair such improvements to the same or similar condition as that which existed prior to the casualty; and for such purpose Tenant shall be entitled to utilize the proceeds of the insurance maintained by Tenant. Notwithstanding the foregoing, if such improvements are damaged to the extent of more than 25% of the replacement cost thereof and if the damage occurs during the last three years of the Lease Term (as then in effect), Tenant may terminate this Lease by written notice to Landlord given within 30 days after the damage occurs, in which case the proceeds from insurance maintained by Tenant on the improvements located on the Leased Premises shall be assigned by Tenant to Landlord to the extent necessary to cover Landlord's expense of removing debris and restoring the Leased Premises to the condition which existed prior to construction of Tenant's improvements. If the casualty, repairing or rebuilding renders the Leased Premises untenantable, in whole or in part, a proportionate abatement of rentals shall be allowed from the date when the damage occurred until substantial completion of the repairs or rebuilding, provided Tenant diligently pursues to completion the repairs or rebuilding.

28.     Condemnation.
        (a) If any material part of the Leased Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or if Tenant's rights of ingress and egress are materially restricted or denied as a result of any taking for public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, Tenant may terminate this Lease by written notice to the Landlord, in which event this Lease shall terminate as of the date that possession of the part so taken is surrendered to the condemning authority and neither party shall have any further obligation hereunder. If this Lease is terminated as a result of any such taking, the award or compensation for such taking shall be apportioned as follows: (i) Tenant shall be entitled to an amount equal to the unamortized investment of Tenant in the leasehold improvements on the Leased Premises, based upon twenty-year straight-line depreciation, and (ii) the balance shall belong to Landlord.

        (b) If any part of the Leased Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain and Tenant does not exercise its right to terminate this Lease as provided in the preceding paragraph, this Lease shall continue in force and effect with respect to that portion of the Leased Premises not taken; rentals hereunder shall thereafter be reduced in the proportion that the area of the land taken bears to the total land area of the Leased Premises; and the entire award or compensation for such taking shall belong exclusively to Landlord.

        (c) As used in this Section 28, the phrase "material part of the Leased Premises" shall mean a portion of the Leased Premises the loss of which would materially and adversely affect Tenant's cafeteria operations on the Leased Premises.

        (d) Notwithstanding the foregoing, the provisions of Article XIII of the City Lease shall apply to any condemnation or other taking of all or any part of the City Tract.

29. Mechanic's Liens. Tenant shall use its best efforts to prevent the creation of any lien against the Leased Premises on account of labor or materials furnished in connection with any construction, maintenance, repairs or alterations. If any such lien is filed against the Leased Premises, Tenant shall cause such lien to be released within 60 days after actual notice of the filing thereof or shall furnish to Landlord a bond or other security reasonably satisfactory to Landlord, conditioned to indemnify Landlord against the foreclosure of such lien.

30. Force Majeure. Notwithstanding anything elsewhere herein contained, it is agreed that in the event either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other cause beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not (a) operate to excuse Tenant from prompt payment of rentals or other payments required under this Lease or (b) be applicable to delays resulting from Tenant's financial distress or its inability to obtain financing. The causes described in this Section are referred to elsewhere in this Lease as "force majeure."

31. Default by Tenant. Tenant may be declared in default hereunder by Landlord if

        (a) Tenant fails to pay when due any payment of rental or other sum of money payable to Landlord hereunder and such failure continues for more than 10 days after written notice from Landlord to Tenant;

        (b) It becomes necessary for Landlord to give (and Landlord does give) more than two notices of non-payment to Tenant pursuant to clause
             (a) above in any period of 12 consecutive months; or

        (c) Tenant fails to perform or observe any covenant or condition (other than for the payment of rental or other sum of money to Landlord) which Tenant is required to perform or observe hereunder and such failure continues for 30 days after written notice from Landlord to Tenant specifying the nature of such failure (unless the failure is of such nature that it cannot reasonably be cured within 30 days, in which case Tenant shall not be in default if Tenant commences to cure within the 30-day period and thereafter diligently pursues the cure to completion).

In addition, Landlord may declare Tenant in default if (i) Tenant is adjudicated bankrupt or insolvent, (ii) Tenant makes a general assignment for the benefit of creditors, (iii) a receiver is appointed for a substantial portion of Tenant's assets or (iv) Tenant's interest in the Leased Premises is sold under attachment, execution or similar legal process. If Landlord declares Tenant in default, Landlord shall have the right and option to pursue any and all remedies provided by law or in this Lease. All rights and remedies herein provided shall be cumulative and shall not exclude any other rights or remedies. Such rights and remedies may be exercised and enforced concurrently or whenever or as often as the occasion therefor arises. If Tenant is declared in default, Landlord shall have the right to re-enter and take possession of the Leased Premises, to remove all persons and property from the Leased Premises and to store such property at Tenant's expense, all without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. If Tenant is declared in default and Landlord does not elect to terminate this Lease, Landlord shall have the right to correct the default and to recover the reasonable cost thereof from Tenant, which cost Tenant agrees to pay to Landlord upon written demand. If Landlord takes possession of the Leased Premises without terminating this Lease, Landlord shall use good faith and best efforts to relet the same on reasonable terms, with Tenant remaining liable to pay rentals hereunder for the remainder of the term of this Lease, less the net amount realized from such reletting. Should the sum realized from such reletting be less than the rentals, Tenant shall pay such deficiency each month upon demand therefor. No act of Landlord shall be deemed an act terminating this Lease or declaring the term of this Lease ended unless a written notice is served upon Tenant by Landlord expressly setting forth therein that Landlord elects to terminate this Lease or to declare the term ended, in which event Tenant shall thereby be released from any liabilities hereunder.

32. Legal Expenses. If either party hereto resorts to legal action against the other to protect or enforce any right hereunder, the party prevailing in such action shall be entitled to recover its attorneys' fees, court costs and other expenses relating to such action from the other party.

33. Peaceable Possession. So long as Tenant is not in default hereunder, Tenant shall peaceably and quietly hold and enjoy during the Lease Term the Leased Premises and all rights granted hereunder without interruption, subject to the terms and conditions of this Lease.

34. Termination. Tenant shall vacate the Leased Premises on or before the last day of the term of this Lease (or any Renewal Lease), leaving such premises in a good, clean and satisfactory condition, unless termination results from fire or other casualty. All improvements located on the Leased Premises at the expiration or termination of this Lease shall become the property of Landlord. Tenant shall have the right at such time to remove its personal property, trade fixtures, restaurant equipment, coolers, compressors, heating equipment, air conditioning equipment and signs, but Tenant shall repair any damage to improvements caused by such removal.

35. Holding Over. In the event Tenant remains in possession of the Leased Premises after the expiration of the Lease Term with Landlord's consent, Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month, at the rents herein specified, subject to all conditions, provisions and obligations of this Lease, insofar as the same are applicable to a month-to-month tenancy. In the event Tenant remains in possession of the Leased Premises after the expiration of the Lease Term without Landlord's consent, Tenant shall be deemed to be occupying the Leased Premises as a tenant at sufferance, at 150% of the rents herein specified, subject to all conditions, provisions and obligations of this Lease, insofar as the same are applicable to a tenant at sufferance.

36. Assignment and Subletting. Tenant covenants and agrees not to assign this Lease or to sublease the whole or any part of the Leased Premises to other than a parent, subsidiary or affiliated company (i.e., an entity having the same parent company as Tenant), or to permit any other persons to occupy same, without the written consent of Landlord, which consent will not be unreasonably withheld. Landlord's consent to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Leased Premises. Any assignee of Tenant shall take possession of the Leased Premises in accordance with the terms, conditions, obligations and rights of this Lease.
Any transfer of an ownership interest in Tenant by merger, consolidation or sale of stock shall not constitute an assignment for the purpose of this Lease and shall not require the consent of Landlord, provided the surviving entity specifically assumes Tenant's obligations under this Lease in writing. No assignment, sublease, or occupancy of the Leased Premises shall affect or diminish Tenant's liability hereunder.

37. Late Payment. If Tenant shall fail to pay to Landlord when due any installment of rental or other sum of money payable hereunder, the past-due amount shall bear interest at the maximum legal rate permitted by law (not in excess of 18% per annum) from the date due until paid.

38. Brokers. Landlord and Tenant represent to each other that no real estate agent or broker has been engaged or involved in connection with this Lease except that Landlord agrees to pay, upon the opening of the Cafeteria on the Leased Premises, a commission of $35,000.00 to Scott R. Steenson, a commission of $35,000.00 to Chris Cosby, and a commission of $35,000.00 to Thomas Mattingly, which commissions shall be paid only if and when the Cafeteria is opened to the public for business.

39. Notices. Any notice or demand required or permitted to be given herein shall be in writing and shall be deemed delivered when actually received, or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

        Landlord:       PHCG Investments
                        c/o Pappas Restaurant Group
                        642 Yale
                        Houston, Texas   77007

        Tenant:         Luby's Cafeterias, Inc.
                        2211 Northeast Loop 410
                        P. O. Box 33069
                        San Antonio, Texas   78265-3069
                        Attention:  Real Estate Department

Either party may change its address for notice at any time or from time to time by notification in writing delivered to the other party.

40. Miscellaneous. (a) This Lease contains the entire agreement of the parties and may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by the parties.

        (b) The captions contained in this Lease are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the interpretations, construction or meanings of the provisions of this Lease to which they relate.

        (c) This Lease shall be governed by and construed in accordance with the laws of the state where the Leased Premises are located. If any provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision or any portion thereof to any person or circumstances shall not be affected thereby, and each valid provision or portion thereof shall be enforceable to the fullest extent permitted by law.

        (d) Nothing contained in this Lease shall be construed to make the parties partners or joint venturers or to render either party liable for the debts or obligations of the other, except as expressly provided in this Lease.

        (e) Subject to the provisions of this Lease, the covenants, conditions and agreements contained herein shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

        (f) No waiver by either party of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any other breach of any other term, condition, or covenant contained herein.



             Executed in counterparts as of the date first above written.


                                                 PHCG INVESTMENTS


                                                 By:     /s/Pete H. Pappas
                                                         _____________________
                                                 Name:   Pete H. Pappas
                                                 Title:  General Partner


                                                 LUBY'S CAFETERIAS, INC.


                                                 By:     /s/John A. Finch
                                                         _____________________
                                                         John A. Finch,
                                                         Vice President


                                    LEASE AMENDMENT

     This Lease Amendment is entered into as of July 6, 1994, between PHCG INVESTMENTS ("Landlord"), a Texas general partnership, and LUBY'S CAFETERIAS, INC. ("Tenant"), a Delaware corporation, witnesseth:

     WHEREAS, a Ground Lease (the "Lease") dated March 25, 1994, was entered into between Landlord and Tenant covering certain land located in the City of Dallas, Dallas County, Texas (the "Leased Premises"); and

     WHEREAS, the parties desire to amend the Lease as hereinafter set forth;

     NOW, THEREFORE, Landlord and Tenant hereby amend the Lease as follows:

    A. There is hereby added to the Lease a new Section 41 reading in its entirety as follows:

41. Platting. (a) It is understood that the City of Dallas (the "City") will not issue a building permit for construction of Tenant's improvements on the Leased Premises until the Leased Premises have been platted in accordance with the City's platting ordinances. Tenant at its expense shall cause to be prepared and filed with the City an application for platting the Leased Premises. Landlord agrees to execute such documents as may be required to initiate and to consummate the platting process, but the expense involved shall be borne by Tenant.

        (b) If the City imposes preliminary platting conditions which are unacceptable to Tenant, Tenant may, as its sole and exclusive remedy, terminate this Lease by written notice given to Landlord within 15 days after receipt by Tenant of written notification from the City specifying the preliminary platting conditions. If such notice is not given to Landlord within the 15-day period, such conditions shall be deemed acceptable to Tenant.

        (c) If Tenant does not terminate this Lease pursuant to subsection (b) above, Tenant shall proceed diligently at its expense to comply with the preliminary platting conditions and to obtain final platting approval by the City.

        (d) Engineering fees and filing fees paid by Tenant in connection with the platting process not exceeding $1,000.00 in the aggregate may be offset and deducted from the first rentals payable by Tenant under this Lease.

    B. Section 6 of the Lease is hereby amended by adding thereto the following: Tenant shall pay $1,000.00 to the City of Dallas as the required consideration for amending the City Lease. Such amount may be offset and deducted from the first rentals payable by Tenant under the Lease.

    C. Section 13 of the Lease is hereby amended so as to read in its entirety as follows:

13. Date of Possession. Tenant shall take possession of the Leased Premises for purposes of this Lease when all of the following shall have occurred: (i) the City Lease has been amended as provided in Section 6, (ii) Tenant's Plans have been approved by Landlord as provided in Section 9, (iii) the survey has been furnished as provided in Section 10, (iv) the leasehold title insurance policy referred to in Section 12 has been issued, and (v) preliminary platting conditions acceptable to Tenant have been received by Tenant as provided in
Section 41. The date on which the last of such matters occurs shall be the "Date of Possession." If, for any reason whatsoever, the Date of Possession has not occurred by August 31, 1994, either party may terminate this Lease by written notice to the other, in which event this Lease shall terminate and neither party shall have any further obligations hereunder.

    D. The Lease, as hereby amended, shall continue in force and effect according to its terms.

Executed in counterparts as of the date first above written.

LUBY'S CAFETERIAS, INC.                     PHCG INVESTMENTS


By: /s/John A. Finch                        By:  /s/Pete H. Pappas
   ___________________                           ____________________
    John A. Finch                                Pete H. Pappas
    Vice President                               General Partner